4th Quarter 2019 Flagstar Bancorp, Inc. (NYSE: FBC) Earnings Presentation 4th Quarter 2019 January 28, 2020

Cautionary statements 4th Quarter 2019 This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Generally, forward-looking statements are not based on historical facts but instead represent our management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would and could. Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation those found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Any forward-looking statements made by or on behalf of us speak only as to the date they are made, and we do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required under United States securities laws. In addition to results presented in accordance with GAAP, this presentation includes non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar. Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements. Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in these conference call slides. Additional discussion of the use of non-GAAP measures can also be found in the Form 8-K Current Report related to this presentation and in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com. 2

Executive Overview 4th Quarter 2019 Sandro DiNello, CEO

Strategic highlights 4th Quarter 2019 Unique • Diverse revenue streams and flexible balance sheet produced strong results in declining interest rate environment by relationship-based capitalizing on the resulting beneficial mortgage market business model Grow community • Grew loan portfolio by $3.0bn since end of 2018 with 70% of that growth from higher-returning commercial loans, banking and balanced by broad-based consumer loan growth servicing • Grew servicing portfolio to 1.1 million loans, 28% increase from 2018, and successfully integrated default servicing • Maintained a disciplined approach to take advantage of the beneficial mortgage market resulting in a 38 basis point Strengthen margin expansion and $105mm, or 44% increase in mortgage revenue compared to 2018. mortgage • Invested in people and technology, expanding retail and generating more business in the most profitable channels. • Built on momentum of 2018 by successfully executing on our growth strategy; producing strong revenue growth in Highly profitable each segment while maintaining expense discipline operations • Grew adjusted diluted EPS(1) by $0.44, or 15%, on adjusted revenue growth of 26%(1) as compared to 2018 • Durable business model positioned us to deliver consistent ROE and ROA results year over year and build Positioned to thrive shareholder value, in any interest rate environment in any market − FBC was the #1 performing mid-sized bank stock in 2019(2) − Increased our quarterly dividend in January 2020 after restarting dividend program in 2019. 1) Non-GAAP number. Please see reconciliations on page 43 - 45. 2) Source: SNL Financial - mid-sized defined as banks with assets between $10 and $100 billion - market data as of 12/31/2019 4

Financial Overview 4th Quarter 2019 Jim Ciroli, CFO

Financial highlights

4th Quarter 2019

Solid earnings	• Net income of $58mm, or $1.00 per diluted share, in 4Q19, representing a return on equity of 12.7% - Net income per diluted share increased 39% vs. adjusted 4Q18 net income per share
Growth in community banking and servicing	• Average loans held-for-investment increased $0.4bn vs 3Q19; 5% growth in commercial loans, primarily driven by higher average warehouse loans up $239mm, benefitting from higher refinance volumes and higher average CRE loans higher by $169mm, led by strong home builder results • Net interest margin at 2.91%, down 14 basis points to prior quarter, reflecting impact of recent rate cuts • Grew servicing pre-tax earnings to $49mm for 2019 from increase in total loans serviced and sub-serviced to approximately 1.1 million
Mortgage revenue	• Mortgage revenue[2] of $98mm; down $10mm, or 9%, vs. 3Q19 - Gain on sale margin expanded 3 basis points from price discipline and better execution - Fall-out adjusted lock volume declined seasonally by 11%; refinance volume 56% of FOALs - Net loss on MSRs of $3mm; refinance activity continued to drive prepayments
Strong asset quality	• Asset quality strong as net charge-offs were only 10 basis points and nonperforming loan ratio remained low - ALLL covered 0.9% of loans HFI, or 1.1% excluding warehouse loans • Early stage loan delinquencies remain low at $14mm, or 12 basis points
Robust capital position	• Total risk based capital ratio at 11.5% (11.7%[1] under Capital Simplification) - $1.2 billion period end asset growth, with $1.1 billion coming from loans held-for-sale • Tier 1 leverage ratio at 7.6% (8.0%[1] under Capital Simplification)

1) Non-GAAP number. Please see reconciliations on page 43 - 45.
2) Mortgage revenue is defined as net gain on loan sales HFS plus the net return on the MSRs.

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Flagstar Bancorp

Quarterly income comparison

4th Quarter 2019

$mm

		4Q19	3Q19	$ Variance	% Variance
Net interest income	A	$152	$146	$6	4%
Provision (benefit) for loan losses ("PLL")		-	1	(1)	N/M
Net interest income after PLL		152	145	7	5%
Net gain on loan sales		101	110	(9)	(8%)
Loan fees and charges		30	29	1	3%
Loan administration income		8	5	3	60%
Net return on mortgage servicing rights		(3)	(2)	(1)	N/M
Other noninterest income		26	29	(3)	(10%)
Total noninterest income	B	162	171	(9)	(5%)
Compensation and benefits		102	98	4	4%
Commissions and loan processing expense		55	60	(5)	(8%)
Other noninterest expenses		88	80	8	10%
Total noninterest expense	C	245	238	7	3%
Income before income taxes		69	78	(9)	(12%)
Provision for income taxes		11	15	(4)	(27%)
Net income		$58	$63	($5)	(8%)
Diluted income per share		$1.00	$1.11	-$0.11	(10%)
Profitability					
Net interest margin		2.91%	3.05%	(14 bps)	
Total revenues		$314	$317	($3)	(1%)
Net gain on loan sales / total revenue		32%	35%	(300 bps)	
Mortgage rate lock commitments, fallout adjusted		$8,179	$9,197	($1,018)	(11%)
Mortgage closings		$9,303	$9,262	$41	0%
Net gain on loan sale margin, HFS		1.23%	1.20%	3 bps	

Observations

A Net interest income

- Net interest income up $6mm, or 4%
  - Average earning assets increased 9% led by $1.4 billion of loans held for sale and 5% growth in commercial loans
  - Net interest margin 2.91%, down 14 basis points due to rate cuts and increase in loans HFS balances.

B Noninterest income

- Noninterest income down $9mm, or 5%
  - Net gain on loan sales declined seasonally by $9mm, or 8%, due to 3 basis points increase in GOS margin and an 11% decrease in FOAL volume

C Noninterest expense

- Noninterest expense up $7mm, or 3%
  - Year-end/discretionary charges totaled $5 million
  - Volume-driven mortgage expenses increased $2mm; mortgage rate flat at 112 basis points of volume.

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Flagstar Bancorp

Average balance sheet highlights

4th Quarter 2019

4Q19 ($mm)

	Average Balance Sheet	Incr (Decr)[1]	
	$	$	%
Loans held-for-sale	$5,199	$1,413	37%
Consumer loans[2]	4,932	58	1%
Commercial loans[2]	7,236	367	5%
Total loans held-for-investment	12,168	425	4%
Other earning assets[3]	3,341	(127)	(4%)
Interest-earning assets	$20,708	$1,711	9%
Other assets	2,328	128	6%
Total assets	$23,036	$1,839	9%
Deposits	$15,904	$87	1%
Short-term FHLB advances & other	3,262	1,352	71%
Long-term FHLB advances	650	114	21%
Other long-term debt	496	1	- %
Other liabilities	921	204	28%
Total liabilities	$21,233	$1,758	9%
Stockholders' equity	1,803	81	5%
Total liabilities and stockholders' equity	$23,036	$1,839	9%
Tangible book value per common share[4]	$28.57	$0.95	3%

Observations

Interest-earning assets

- Average loans HFI grew $0.4bn, or 4%
  - Average warehouse loans increased $239mm primarily driven by refinance activity
  - Average CRE loans increased $169mm, or 7%, led by solid growth in the home builder finance portfolio

Interest-bearing liabilities

- Average deposits increased $0.1bn, or 1%,
- Average custodial deposits rose $0.2bn on higher subservicing volumes

Equity[4]

- Tangible common equity to asset ratio of 6.95%
- FBC closing share price of $37.05 on January 27, 2020 was 130% of tangible book value per share

1) Measured vs. the prior quarter
2) Consumer loans include first and second mortgages, HELOC and other loans; commercial loans include commercial real estate, commercial & industrial and warehouse loans
3) Other earning assets include interest earning deposits, investment securities and loans with government guarantees
4) References a non-GAAP number. Please see reconciliations on page 43 - 45.

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Flagstar Bancorp

Asset quality 4th Quarter 2019 Delinquencies ($mm) NPLs and performing TDRs ($mm) Performing TDRs NPLs $104 (1) $71 (1) 37 $66 $67 $65 $64 $34 $38 $40 $33 22 24 26 26 $29 26 44 43 41 39 38 12/31/2018 3/31/2019 6/30/2019 9/30/2019 12/31/2019 12/31/2018 3/31/2019 6/30/2019 9/30/2019 12/31/2019 Allowance coverage(2) (% of loans HFI) Nonperforming loan and asset ratios (3) (3) Total Consumer Commercial NPA/LHFI & OREOs NPL & TDRs/LHFI NPA/Total Assets 0.62% 1.4% 1.4% 0.54% 1.3% 0.32% 0.33% 0.29% 0.30% 1.4% 1.0% 1.0% 1.3% 0.36% 0.9% 0.9% 0.9% 0.9% 0.24% 0.24% 0.21% 0.21% 0.9% 0.9% 0.16% 0.17% 0.16% 0.8% 0.15% 12/31/2018 3/31/2019 6/30/2019 9/30/2019 12/31/2019 12/31/2018 3/31/2019 6/30/2019 9/30/2019 12/31/2019 1) Includes $37 million Live Well loan which was fully liquidated in the third quarter 2019. 3) Excludes loans held-for-sale 2) Excludes loans carried under the fair value option and loans with government guarantees. 9

Current Expected Credit Loss (“CECL”) 4th Quarter 2019 Estimated Day-1 cumulative impact of CECL implementation: CECL methodology and key variables • Net increase to allowance for credit losses of 25-35% Macroeconomic • Weight Moody’s economic • Net increase from longer duration residential mortgage and forecast scenarios [base, growth, consumer loans and unfunded commitments, partially offset by a adverse] decrease from commercial loans • Capital impact phased in at 25% per year through 1/1/2023 Reasonable & supportable • 2-year forecast period Estimated Day-2 post-implementation impact of CECL: • 1-year Reversion period • Straight-line • Q1 2020 provision expense: $3 - $5 million, inclusive of net charge-offs & approach • Revert to 30-year historical macro economic factors • Factors that could cause volatility to provision estimates under CECL include: • Ability to accurately predict macroeconomic conditions Key • Unemployment rate macroeconomic • Changes in rate, mix and credit profile of loan growth • Case-Schiller Home Price variables Index • Reasonable & supportable forecasts expected to be complex and involve a combination of leading and lagging indicators combined with management Estimates subject to change based on continuing judgment which may increase variability of quarterly and annual results review of models and assumptions, portfolio performance, changes in forecasted macroeconomic conditions and loan mix 10

Capital 4th Quarter 2019 Flagstar Bancorp Total Risk Based Capital Ratio Observations 4Q19 Balance sheet impact Net operating earnings contribution Tier 1 CET-1 Tier 1 Total RBC Proforma ratio under Capital Simplification(1) Leverage to RWA to RWA to RWA 4Q19 (1) 8.0% 9.6% 11.1% 11.7% 4Q19 7.6% 9.3% 10.8% 11.5% 3Q19 8.0% 9.2% 10.8% 11.5% • Total risk based capital ratio of 11.5% (11.7% under Capital 11.8% 11.7% Simplification) (1) o Capital relief added 22 basis points to this ratio on 1/1/20 11.5% 11.5% o 456 basis points of Total risk based capital attributed to -33 bps +31 bps warehouse loans and loans held for sale • Tier 1 leverage ratio ended quarter at 7.6% (8.0% under Capital Simplification) (1) o Capital relief added 43 basis points to this ratio on 1/1/20 o 456 basis points of Total risk based capital attributed to warehouse loans and loans held for sale Well Capitalized 10.0% • Supporting value creation strategy, company has sufficient capital to grow and hold additional interest earning assets 9/30/2019 12/31/2019 1) Non-GAAP number. Presented under capital simplification rules. Please see reconciliations on page 43 - 45. 11

Business Segment Overview 4th Quarter 2019 Lee Smith, COO

Community banking 4th Quarter 2019 Average commercial loans ($bn) Quarter-end commercial loan commitments ($bn) Commercial and Industrial Commercial Real Estate Warehouse Commercial and Industrial Commercial Real Estate Warehouse $7.2 $12.1 $12.2 $6.9 $11.2 $6.1 $10.3 $9.5 2.7 4.8 4.7 $4.8 $5.0 2.5 4.2 2.0 3.9 3.8 1.3 1.2 2.6 2.8 4.1 4.8 2.2 2.4 3.8 4.2 2.2 3.4 1.3 1.6 1.7 1.8 1.7 2.3 2.6 2.8 3.2 2.7 4Q18 1Q19 2Q19 3Q19 4Q19 12/31/2018 3/31/2019 6/30/2019 9/30/2019 12/31/2019 Average consumer loans ($bn) Average deposit funding(1) ($bn) Residential First Mortgages Other Consumer Loans Retail Government Custodial deposits Brokered deposits $4.9 $4.9 $15.8 $15.9 $4.5 $4.2 $14.2 $4.1 $12.9 1.6 1.7 $11.9 4.6 4.8 1.1 1.4 3.5 1.0 2.5 2.1 1.2 1.1 1.2 1.2 1.2 3.1 3.1 3.1 3.3 3.2 8.0 8.8 9.2 9.3 9.3 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 1Q19 2Q19 3Q19 4Q19 1) Includes custodial deposits which are included as part of mortgage servicing. 13

Mortgage originations 4th Quarter 2019 Closings by purpose ($bn) Fallout-adjusted locks ($bn) Purchase originations Refinance originations $9.2 $8.3 $9.3 $9.3 $8.2 $8.6 $6.6 $6.3 3.2 4.8 $5.3 $5.5 5.7 2.0 1.9 5.4 4.5 4.3 3.6 3.6 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 1Q19 2Q19 3Q19 4Q19 71% 58% 63% 59% 44% Purchase Mix % Closings by mortgage type ($bn) Net gain on loan sales – revenue and margin Conventional Government Jumbo Gain on loan sale ($mm) Gain on sale margin (HFS) $9.3 $9.3 $110 $8.6 $101 1.8 1.8 1.6 $6.3 $75 $5.5 1.9 2.0 1.2 2.0 0.9 $49 1.20% 1.23% 1.9 1.3 $34 0.89% 5.0 5.6 5.5 0.72% 3.2 3.3 0.60% 4Q18 1Q18 2Q19 3Q19 4Q19 4Q18 1Q19 2Q19 3Q19 4Q19 14

Mortgage servicing 4th Quarter 2019 Quarter-end loans serviced (000’s) $ UPB of MSRs sold ($bn) Serviced for Others Subserviced for Others Flagstar Loans HFI Bulk Sales Flow Transactions 1,091 962 983 994 851 $5.9 $5.4 $4.9 919 1.3 814 817 827 $3.6 705 0.7 $2.5 4.4 4.6 2.9 88 91 106 107 105 1.0 12/31/2018 3/31/2019 6/30/2019 9/30/2019 12/31/2019 4Q18 1Q19 2Q19 3Q19 4Q19 Average custodial deposits ($bn) MSR / CET1 (Bancorp) $4.8 $4.5 $3.5 24% 23% 22% 20% $2.5 20% $2.1 4Q18 1Q19 2Q19 3Q19 4Q19 12/31/2018 3/31/2019 6/30/2019 9/30/2019 12/31/2019 15

Noninterest expense and efficiency ratio 4th Quarter 2019 Quarterly noninterest expense ($mm) and efficiency ratio Adjusted noninterest expense (1)Adjusted efficiency ratio (1)(2) $245 $238 $214 $190 $175 81% 79% 78% 76% 75% 4Q18 1Q19 2Q19 3Q19 4Q19 1) References non-GAAP number for 1Q19, 4Q18 and 3Q18; excludes acquisition costs of $1 million, $14 million and $1 million for 1Q19, 4Q18 and 3Q18, respectively, related to Wells Fargo branch acquisition. In addition, 4Q18 excludes $29 million of hedging gains reclassified from AOCI to net interest income in conjunction with the payment of long-term FHLB advances. Please see reconciliations on page 43 - 45. 2) References non-GAAP number for 2Q19; excludes DOJ benefit of $25 million for 2Q19. Please see reconciliations on page 43 - 45. 16

Quarterly results

4th Quarter 2019

Quarterly adjusted revenue ($mm) (1)



Non-Mortgage Revenue (5)
Mortgage Revenue (3)
$221
89
132
4Q18 (6)
$235
94
142
1Q19
$281
126
155
2Q19
$317
160
157
3Q19
$314
153
161
4Q19

Quarterly adjusted noninterest expense ($mm) (2)



Non-Mortgage NIE (5)
Mortgage NIE (3)
Mortgage expense (4)
0.86%
1.09%
0.93%
1.11%
1.12%
$175
55
121
4Q18 (6)
$190
60
130
1Q19
$214
80
133
2Q19
$238
102
136
3Q19
$240 (7)
104
136
4Q19

- Looking at adjusted revenue and expenses, removing the seasonal and volume-driven mortgage expenses, expenses increased due to the full-year impact of the 2018 branch acquisitions.
- At our core, the company continued to scale nicely. Non-mortgage noninterest expense increased $15 million or 12% YoY (Q4 vs. Q4) predominantly because of a full quarter impact of the 2018 branch acquisitions. However non-mortgage revenues increased $29 million or 22% YoY for a positive operating leverage of 10%. Furthermore, non-mortgage noninterest expenses remained flat quarter over quarter (Q4 vs. Q3) while revenues increased $4 million during the same time period.
- Mortgage expenses increased $49 million YoY (Q4 vs. Q4) while mortgage revenues increased $64 million YoY for an efficiency rate of 77% as we took advantage of the lower interest rate environment by expanding our retail channels. Our retail channels accounted for 22.7% of closings in Q4 '19, up from 14.3% in Q4 '18.

1) References non-GAAP number for 4Q18 and 2Q19. Please see reconciliations on page 43 - 45.
2) References non-GAAP number for 4Q18 and 1Q19. Please see reconciliations on page 43 - 45.
3) Includes direct allocations.
4) As a percentage of that period's close volume
5) Includes Servicing segment
6) 12/1/2018 closed on acquisition of 52 branches
7) References non-GAAP number for 4Q19. Excludes $5 million of balance sheet clean-up and discretionary expenses

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Flagstar Bancorp

Closing Remarks / Q&A 4th Quarter 2019 Sandro DiNello, CEO

Earnings guidance(1) 4th Quarter 2019 1st Quarter 2020 Outlook • Net interest income down 5 to 10 percent Net interest income - Interest earning assets down due to seasonality - Net interest margin declines 5 to 10 basis points due to full quarter of Q4 rate cut Provision for loan loss • Loan loss provision to range between $3 and $5 million, inclusive of net charge-offs • Mortgage Revenue, including gain on sale and net return on MSR, down 10-15% due to seasonality of mortgage market Noninterest income • Loan fees decline due to seasonally lower mortgage closing volume • Loan administration income stronger on a full quarter of Q4 2019 growth in accounts serviced • Noninterest expense to decrease to between $228-$233 million, primarily reflecting a decrease in mortgage closings Noninterest expense of 15-20% Tax rate • Effective tax rate in-line with Q4 2019 rate 19 1) See cautionary statements on slide 2.

Appendix 4th Quarter 2019 Company overview 21 Financial performance 25 Community banking 27 Mortgage originations 36 Mortgage servicing 38 Capital and liquidity 40 Non-GAAP reconciliation 43

COMPANY OVERVIEW Flagstar at a glance 4th Quarter 2019 Corporate Overview • Traded on the NYSE (FBC) 160 88 Flagstar Retail home • Headquartered in Troy, MI Bank lending Branches Offices(1) • Market capitalization $2.2bn • Member of the Russell 2000 Index Community banking • Leading Michigan-based bank with a balanced, diversified lending platform • $23.3bn of assets and $15.1bn of deposits • Nearly 220k household & over 26k business relationships Mortgage origination • 5th largest bank originator of residential mortgages ($32.7bn during twelve months ended December 31, 2019) • Scalable platform originating business in all channels and all 50 states including 88 retail home lending offices • More than 1,100 correspondent and nearly Operations center 1,000 broker relationships Mortgage servicing • 6th largest sub-servicer of mortgage loans nationwide • Servicing 1.1 million loans as of December 31, 2019 1) Includes seven home lending offices located in banking branches. • Efficiently priced deposits from escrow balances 21

COMPANY OVERVIEW
4th Quarter 2019

Flagstar has a strong executive team

Board of Directors
John Lewis
Chairman

Chief Audit Officer
Meagan Belfinger

Sandro DiNello
President & CEO

- CEO since 5/13
- Over 40 years of banking experience with Flagstar and its predecessors with a strong emphasis on community banking, including the management of retail operations and product strategy

Chief Operating Officer
Lee Smith

- COO since 5/13
- Formerly a partner of MatlinPatterson Global Advisors and a Senior Director at Zolfo Cooper
- Extensive expe-rience in financial management and operations
- Chartered Accoun-tant in England and Wales

Chief Financial Officer
Jim Ciroli

- CFO since 8/14
- More than 30 years of banking and financial services experience with First Niagara, Huntington and KeyCorp

Mortgage Banking
Kristy Fercho

- Appointed President of Mortgage effective 9/17
- Has 15 years experience with Fannie Mae in various executive and leadership roles focused on building banking relationships and growth initiatives

Community Banking
Sandro DiNello

- Interim Director of Community Banking

Chief Risk Officer
Steve Figliuolo

- CRO since 6/14
- Over 35 years of financial services experience with Citizens Republic, Fleet Boston Financial, First Union and Chase Manhattan

General Counsel
Patrick McGuirk

- General Counsel since 6/15
- Over 20 years of financial services legal experience with the FDIC and Sidley Austin LLP

Corporate Responsibility
Beth Correa

- Started as Director of Corporate Responsibility in 3/19
- With Flagstar since 2011 and has more than 30 years of banking experience with NBD, Chase, and Comerica

22

Flagstar Bancorp

Risk management COMPANY OVERVIEW Best-in-class risk management platform with 245 FTEs(1) 4th Quarter 2019 Board of Directors Risk Committee Enterprise Sandro DiNello Risk Committee President & CEO Karen Sabatowski Steve Figliuolo Chief Compliance Chief Risk Officer Officer Chief QC / Financial Regulatory Modeling & Loan Operational Vendor Credit Appraisal MFIU Fraud Crimes Compliance Affairs Analytics Investigations Review Risk Management Officer Review (BSA/AML) FTEs 4 72 3 48 12 7 8 52 14 27 1) Does not include 30 FTEs in internal audit as of 12/31/2019. 23

COMPANY OVERVIEW Strong growth opportunities 4th Quarter 2019 Grow community banking • Lift out teams opportunistically • Grow national lending platforms(1) • Cultivate middle-market and business banking - Expand warehouse lending (275bp spread) relationships, especially in acquired deposit footprint • Add specialty lending disciplines and teams - Grow home builder finance (400bp spread) - Build MSR lending (300bp spread; LTVs<60%) - Grow consumer lending business (home equity and non-auto indirect) Build mortgage subservicing business Strengthen mortgage business • Grow subservicing operations • Leverage diversified, scalable platform to drive efficiencies and lower cost per loan - Retain subservicing on MSR sales and onboard non-Flagstar originated loans • Solidify technology enhancements to improve customer experience and ease of use - Acquire new 3rd party subservicing relationships • Recruit experienced talent - Provide funding source for balance sheet • Maximize execution options (whole loan sales vs. securitizations) - Cross-sell additional revenue capabilities 1) Indicated spreads are targets and may not be reflective of actual spreads. 24

FINANCIAL PERFORMANCE Financial performance 4th Quarter 2019 ● Solid growth in banking and subservicing has created more stable earnings ● Heightened focus on efficiency and expense management Revenue Composition and Earnings Metrics Percentage Percentage Revenue (millions) FY18 FY19 of Revenue Increase Community Banking$ 342 $ 478 42% 40% Mortgage Servicing 101 172 15% 70% Subtotal 443 650 57% 47% Mortgage Origination 441 533 46% 21% Other(1) 23 (36) (3%) N/M Total$ 907 $ 1,147 100% 26% Diluted Earnings per Share(2) $ 3.02 $ 3.46 15% (2) Return on Average Assets 1.0% 1.0% (2) Return on Average Tangible Common Equity 12.7% 13.9% N/M Not Meaningful 1) Non-GAAP number for 2018 and 2019. 2018 number shown excludes $29 million of hedging gains reclassified from AOCI to net interest income and 2019 number shown excludes $25 million DOJ benefit. Please see reconciliations on page 43 - 45. 2) Non-GAAP number for 2018 and 2019. Number shown excludes $25 million DOJ benefit (net of tax) from 2Q19 and acquisition costs of $1 million (net of tax) related to Wells Fargo branch acquisition from December 1, 2018. Please see reconciliations on page 43 - 45. 25

FINANCIAL PERFORMANCE Higher net interest income is stabilizing earnings 4th Quarter 2019 ● Achieving earning asset growth while continuing to grow net interest income - Strong net interest margin management ● Transition to more stable net interest income Average earning assets and net interest income (1) CAGR 16% Net interest income ($mm) Average earning assets ($bn) $20.7 $19.0 $17.8 $152 CAGR 19% $16.8 $146 $16.0 $16.4 $16.3 $15.4 $15.4 $138 $14.7 $14.0 $124 $123 $126 $12.8 $115 $12.3 $12.3 $11.9 $107 $106 $11.2 $11.6 $103 $97 $87 $80 $83 $76 $79 $77 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1) References non-GAAP number for 4Q18; excludes $29 million of hedging gains reclassified from AOCI to net interest income in conjunction with the payment of long-term FHLB advances. Please see reconciliations on page 43 - 45. 26

COMMUNITY BANKING

4th Quarter 2019

Strong market position

- Leading deposit share in Michigan, Fort Wayne, IN[(1)], and San Bernardino County, CA (High Desert Region)
- Provides access to markets with attractive demographics and low-cost, stable liquidity for continued balance sheet growth

Michigan deposit share

2019 Rank				Deposits as of 9/30/2019 ($mm)		% YoY
Overall	MI-based	Institution	Branches	Total	Share	Change
1		Chase	217	$44,432	20%	2%
2		Comerica	194	28,995	13%	-4%
3		Bank of America	96	22,820	10%	19%
4		PNC	174	16,999	8%	-1%
5		Huntington	287	16,851	7%	7%
6		Fifth Third	199	16,640	7%	1%
7	1	TCF Financial	233	16,404	7%	1%
8	2	Flagstar[(2)]	114	13,026	6%	18%
9		Citizens	88	5,770	3%	2%
10		Independent	69	3,011	1%	7%
		Top 10	1,671	$184,948	82%	4%

Key Markets

	Flagstar Deposits		Deposit	Median	Proj HHI	Proj pop
Market	$mm	% of total	mkt share	HHI	growth[(4)]	growth[(4)]
Oakland County, MI[(3)]	4,569	42.0%	8.0%	85,757	13.6%	2.6%
Grand Rapids, MI MSA	436	4.0%	1.9%	67,365	11.9%	3.2%
Ann Arbor, MI MSA	282	2.6%	2.9%	75,938	13.8%	3.0%
Fort Wayne, IN[(1)]	716	6.6%	8.8%	58,513	10.1%	2.6%
Key Midwest Markets[(5)]	6,003	55.2%	6.1%	80,711	13.1%	2.7%
San Bernardino County, CA[(6)]	608	5.6%	1.1%	69,132	14.7%	4.27%
National aggregate				66,010	9.9%	3.4%

Source: S&P Global Market Intelligence; Note: Deposit data as of June 30, 2019 and projections based on 2019 estimates; MI-based banks highlighted.

1) Fort Wayne, IN deposit data is based on Fort Wayne, IN Fed District. Fort Wayne, IN demographic data is based on counties within Fort Wayne, IN Fed District, deposit weighted based on Flagstar's portfolio.
2) Reflects the acquisition of 14 wells Fargo branches located in Michigan.
3) Oakland County data excludes $1.7bn of custodial deposits held at company headquarters.
4) 2019–2024 CAGR.
5) Key Midwest Markets Median HHI, projected HHI growth and projected population growth are deposit weighted based on Flagstar's portfolio.
6) Deposit data is based on High Desert Region of San Bernardino County, CA.

27

Flagstar Bancorp

Deposits COMMUNITY BANKING Portfolio and strategy overview 4th Quarter 2019 Total average deposits ($bn) (2) Retail deposits Other deposits $15.8 $15.9 • Flagstar gathers deposits from consumers, $14.2 $12.9 businesses and select governmental entities $11.9 6.5 6.6 5.0 4.1 – Traditionally, CDs and savings accounts 3.9 represented the bulk of our branch-based retail 9.3 9.3 depository relationships 8.0 8.8 9.2 – Today, we are focused on growing DDA 4Q18 1Q19 2Q19 3Q19 4Q19 balances with consumer, business banking and commercial relationships 4Q19 total average deposits – We additionally maintain depository Savings 21% relationships in connection with our mortgage DDA MMDA origination and servicing businesses, and with 18% 4% governmental entities CD (1) – Cost of total deposits equal to 0.90%, down 6 Government 15% basis points from 0.96% in 3Q19 8% Brokered 4% Custodial 30% Total: $15.9 bn 0.90% cost of total deposits(1) 1) Total deposits include noninterest bearing deposits. 2) Includes deposits from commercial and business banking customers. 28

COMMUNITY BANKING Deposit growth opportunities 4th Quarter 2019 Core Deposits(1) Other Deposits Retail Government • Average balance of $7.2bn during 4Q19 of which 59% are • Average balance of $1.2bn during 4Q19 demand & savings accounts • Michigan and Indiana deposits are not required to be • Average core deposits(1) of $59mm per branch collateralized • Flagstar’s branding is helping grow core deposits • Strong, long-term relationships across the state • Branch acquisitions significantly enhance core deposit base Commercial(2) Custodial • Average balance of $2bn during 4Q19 • Average balance of $4.8bn during 4Q19 on 1.1million loans serviced and subserviced • Increasing balances with growing lines of business, including home builder finance • Deposit balances increase along with the number of loans serviced and subserviced • Offer complete line of treasury management services • Provides risk-based capital by reducing risk-weighting on qualified loans to same borrowers 1) Core deposits = total deposits excluding government, custodial, and brokered deposits. 2) Includes deposits from commercial and business banking customers. 29

Lending COMMUNITY BANKING Portfolio and strategy overview 4th Quarter 2019 Total average loans ($bn) Loans HFS Loans HFI Loans with government guarantees $18.1 $16.1 • Flagstar’s largest category of earning assets consists $14.6 of loans held-for-investment which averaged $12.2bn $13.3 $12.9 during 4Q19 12.2 11.7 – Loans to consumers consist of residential first and 10.6 8.9 9.2 second mortgage loans, HELOC and other – C&I / CRE lending is an important growth strategy, 5.2 offering risk diversification and asset sensitivity 4.0 3.3 3.5 3.8 – Warehouse lending to both originators that sell to 4Q18 1Q19 2Q19 3Q19 4Q19 Flagstar and those who sell to other investors 4Q19 average loans • Flagstar maintains a balance of mortgage loans held- 1st Mortgage for-sale which averaged $5.2bn during 4Q19 1st Mortgage HFI HFS 18% 29% – Essentially all of our mortgage loans originated are 2nds, HELOC sold into the secondary market & other 9% – Flagstar has the option to direct a portion of the Loans with mortgage loans it originates to its own balance sheet government guarantees Warehouse 4% 15% CRE and C&I 25% 30

COMMUNITY BANKING Community banking growth model 4th Quarter 2019 Relationship-based growth platform New banker additions (past 2 years) • Primary focus is to build relationships # of Avg Years Line of Service Additions Experience - Recruit experienced bankers from larger regional banks Business Banking 8 18 - Retain seasoned bankers within our organization CRE Lending 1 29 • Leverage deep industry experience and client relationships Commercial & Industrial 8 23 - Focus on moving relationships and credit facilities Homebuilder Finance 4 23 to Flagstar • Low incremental efficiency ratio Indirect Lending 5 36 - Marginal cost of 15-30% that varies with type of Warehouse Lending 4 28 loans underwritten Grand Total 30 25 31

Commercial lending
Diversified relationship-based approach

COMMUNITY BANKING
4th Quarter 2019

Overview

Warehouse	• Warehouse lines with approximately 321 active relationships nationwide, of which approximately 81% sell a portion of their loans to Flagstar • Collateralized by mortgage loans being funded which are paid off once the loan is sold
Commercial Real Estate	• Diversified property types which are primarily income-producing in the normal course of business • Focused on experienced top-tier developers with significant deposit and non-credit product opportunities
Commercial & Industrial	• Lines of credit and term loans for working capital needs, equipment purchases, and expansion projects • Primarily Michigan based relationships or relationships with national finance companies

Commercial Real Estate - $2.8bn (12/31/19)


Property type
Home Building 31%
Multi Family 18%
Other 8%
Retail 12%
Owner Occupied 15%
Office 9%
Hospitality 7%

Warehouse - $2.8bn (12/31/19)


% Advances sold to Flagstar
~170 borrowers sell <25%
~84 borrowers sell >75%
~63 borrowers sell 25% - 75%

Commercial & Industrial - $1.6bn (12/31/19)


Industry
Manufacturing 18%
Healthcare 5%
Distribution 10%
Government & education 5%
Other 4%
Financial, insurance & real estate 40%
Services 22%

32

Flagstar Bancorp

COMMUNITY BANKING Warehouse lending 4th Quarter 2019 ● National relationship-based lending platform ● Attractive asset class with good spreads and low credit risk ● Strong growth potential and scalable platform ● Flagstar is well positioned to gain market share, leveraging relationships in complementary lines of business, including home builder finance and mortgage originations Warehouse lenders ranked by commitments ($mm) FBC warehouse loan commitments ($bn) YOY 3Q19 Outstandings Unfunded Commitments Rank Institution Growth Total Share 1 JPMorgan Chase 42% $18,500 19% $4.8 $4.7 2 Texas Capital 45% 7,951 8% $4.2 $3.9 3 First Tennessee 34% 7,900 8% $3.8 1.6 4 TIAA FSB (Everbank) 91% 6,500 7% 1.9 1.6 5 Wells Fargo 7% 6,000 6% 2.3 6 Comerica 43% 5,042 5% 2.3 7 Merchants Bank 56% 5,000 5% 8 Flagstar Bancorp 20% 4,806 5% 3.2 2.6 2.8 9 Truist 17% 4,300 4% 1.5 1.6 10 U.S. Bancorp 45% 3,800 4% Top 10 38% $69,799 72% 12/31/2018 3/31/2019 6/30/2019 9/30/2019 12/31/2019 Source: Inside Mortgage Finance as of December 20, 2019. 33

Warehouse lending COMMUNITY BANKING Low historical loss rate 4th Quarter 2019 ● No net chargeoff since Q3 2014 ● Total net chargeoffs of $4.6 million since Q4 2006 while experiencing 22% CAGR in UPB Historical average warehouse UPB ($mm) and net chargeoffs ($mm) 2,500 Annual NCO Rate Warehouse ‐ UPB 5.00% 22% CAGR from Q4 2006 2,000 4.00% 1,500 3.00% 1,000 2.00% 7 bps annual loss rate since 2006 500 1.00% 0.29% 0.22% 0.17% 0.17% ‐ 0.00% 0.01% 0.00% ‐‐‐‐‐ 0 0.00% Net Chargeoff (NCO) per Quarter (in millions) Year 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 NCO - 1.0 1.1 1.2 1.1 0.1 0.0 0.0 - - - - - 34

COMMUNITY BANKING
4th Quarter 2019

Home builder finance

Overview

- National relationship-based lending platform launched in 1Q16
  - Attractive asset class with good spreads (~400 bps)
  - Meaningful cross-sell opportunities including warehouse loans, commercial deposits and purchase originations
- Flagstar is well positioned to gain market share given builder and mortgage relationships
  - Focused on markets with strong housing fundamentals and higher growth potential
  - We have direct relationships with 7 of the top 10 and do business with 56 of the top 100 builders nationwide through September.
  - We are well positioned to take advantage of supply/demand imbalance in housing market

Home builder finance footprint


Primary markets
Secondary markets

Tightening housing supply


Existing home sales (mm)
(left axis)
Months supply of existing homes for sale
(right axis)
8
7
6
5
4
3
2
1
0
12
10
8
6
4
2
0
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019

1) Source: Bloomberg (through 5/31/19)

Home builder loan commitments[1] ($mm)


Unpaid principal balance
Unused
$1,364
$646
$718
$1,422
$643
$779
$1,591
$1,001
$797
$2,015
$1,106
$909
$2,175
$1,186
$989
12/31/2018
3/31/2019
6/30/2019
9/30/2019
12/31/2019

1) Commitments are for loans classified as commercial real estate and commercial & industrial.

35

Flagstar Bancorp

MORTGAGE ORIGINATIONS National distribution through multiple channels 4th Quarter 2019 Residential mortgage originations by channel ($bn) Correspondent Broker Retail Other Bulk $5.9 $5.8 $6.0 $4.7 $4.2 2.5 2.0 2.1 2.0 2.1 $2.2 $2.1 $1.6 3.9 $1.1 $1.3 $1.2 3.4 3.8 $0.7 $0.9 $0.8 2.7 2.1 $0.5 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 1Q19 2Q19 3Q19 4Q19 (1) • 3.3% market share with #7 national ranking(1) • 1.2% market share with #12 national ranking • 88 retail locations in 27 states • More than 1,100 correspondent partners • Nearly 1,000 brokerage relationships • Direct Lending is 23% of retail volume • Top 10 relationships account for 13% of overall correspondent volume • Top 10 relationships account for 13% of overall • Warehouse lines with over 288 correspondent brokerage volume relationships 1) Data source: As reported by Inside Mortgage Finance for 9M19 published November 29, 2019. 36

Flagstar has restructured its operations to be profitable MORTGAGE ORIGINATIONS even at historical lows for the mortgage origination market 4th Quarter 2019 U.S. residential mortgage origination market (historical and projected volumes) 5.8 $ in trillions 4.5 4.2 4.1 3.7 3.6 3.1 3.0 2.5 2.4 2.3 2.2 2.2 2.1 2.1 2.0 2.0 2.0 1.9 1.9 1.9 1.8 1.8 1.7 1.6 1.6 1.5 1.5 1.4 1.3 1.3 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019F 2020F 2021F Nominal ($) 0.6 0.9 1.0 0.8 0.6 0.8 0.8 1.7 1.4 1.1 2.2 2.9 3.8 2.8 3.0 2.7 2.4 1.5 2.0 1.7 1.4 2.0 1.8 1.3 1.7 2.1 1.8 1.6 2.0 1.8 1.8 (1) Real ($) 1.0 1.6 1.8 1.3 1.0 1.2 1.3 2.5 2.1 1.6 3.2 4.0 5.2 3.7 3.9 3.4 2.9 1.8 2.3 1.9 1.6 2.2 2.0 1.3 1.8 2.1 1.8 1.6 2.0 1.8 1.8 (2) Adjusted ($) 1.3 2.0 2.2 1.6 1.3 1.5 1.5 3.0 2.4 1.9 3.6 4.5 5.8 4.1 4.2 3.7 3.1 1.9 2.5 2.1 1.7 2.3 2.0 1.4 1.8 2.2 1.8 1.6 2.0 1.8 1.8 Source: Mortgage Bankers Association for actual periods and a blended average of forecast by Fannie Mae, Freddie Mac and Mortgage Bankers Association. 1. Adjusted for historical inflation as reported by Bureau of Labor Statistics (2018 = 100). 2. Adjusted for population growth as reported by the U.S. Census Bureau (2017 = 100). 37

MORTGAGE SERVICING
4th Quarter 2019

Servicing

Servicing Profitability

Servicing Earnings before Tax ($mm)	4Q18	1Q19	2Q19	3Q19	4Q19
Net interest income					
Interest income (FTP)	$ 14	$ 18	$ 24	$ 30	$ 27
Interest expense on custodial deposits [1]	(12)	(15)	(21)	(25)	(22)
Total net interest income	2	3	3	5	5
Noninterest income [2]					
Service fee income	20	25	26	27	28
Ancillary fee income	6	6	7	8	10
Late fee income	3	4	5	5	5
Total noninterest income	29	35	38	40	43
Noninterest expense [3]	(27)	(31)	(30)	(31)	(31)
Earnings before Tax	**$ 4**	**$ 7**	**$ 11**	**$ 14**	**$ 17**
Average Custodial Deposits ($bn)	$ 2.1	$ 2.5	$ 3.5	$ 4.6	$ 4.8
Average Loans Serviced for Others (000's)	739	906	972	988	1,042

1) Expense on custodial deposits from loans subserviced which is included in net loan administration income for GAAP purposes. Includes intersegment allocation.
2) Service fee income and late fee income are included in net loan administration income for GAAP purposes; ancillary fee income is included in loan fees and charges for GAAP purposes.
3) Includes direct allocations.

38

Flagstar Bancorp

MORTGAGE SERVICING MSR portfolio 4th Quarter 2019 MSR portfolio statistics MSR portfolio characteristics (% UPB) Measure ($mm) 9/30/2019 12/31/2019 Difference 2013 & byBy VintageVintage Unpaid principal balance $25,038 $24,002 ($1,036) prior; 5% Fair value of MSR $285 $291 $6 2014; Capitalized rate (% of UPB) 1.14% 1.21% 6 bps 4% Multiple 2.794 3.000 0.206 Note rate 4.451% 4.419% (3) bps 2015; 2018 2017 Service fee 0.403% 0.400% 0 bps 12% 39% 20% 2016 & Average Measure ($000) prior 2016 & UPB per loan $234 $228 ($6) 5% FICO 692 693 1 2019later; 79% Loan to value 85.92% 85.24% 68 bps 36% Net (loss) return on mortgage servicing rights ($mm) By Investor $ Return 4Q18 1Q19 2Q19 3Q19 4Q19 Net hedged profit (loss) $0 ($1) ($1) $2 $0 Carry on asset 11 13 21 25 23 Run-off (4) (7) (15) (30) (27) GNMA Gross return on the $7 $5 $5 ($3) ($4) 63% mortgage servicing rights Private Sale transaction & P/L 1 - (1) 1 1 3% Model changes 2 1 - - - Freddie Net return on the $10 $6 $4 ($2) ($3) mortgage servicing rights ($) 16% Fannie Average mortgage $336 $291 $321 $292 $287 18% servicing rights ($) Net return on the 12.4% 9.1% 5.5% -2.7% -4.1% mortgage servicing rights (%) 39

CAPITAL AND LIQUIDITY Balance sheet composition 4th Quarter 2019 4Q19 average balance sheet (%) 1% Cash 11% Agency MBS ~64% of assets are in 17% lower risk-content Mortgage loans assets: cash, marketable held-for-investment 48% securities, warehouse Deposits excluding custodial deposits loans, loans held-for-sale and freshly-originated, 23% high-FICO conforming Loans held-for-sale mortgages underwritten by Flagstar 12% Warehouse loans 21% Custodial deposits Efficiently funds loans held-for-sale and warehouse loans Attractive relationship 27% lending with very low Commercial loans 17% (1) delinquencies and Other LHFI FHLB borrowings 2% Other long-term debt Primarily low risk, stable 1% MSR 4% Other liabilities assets (FHLB stock, BOLI, 8% premises & equipment, Other assets 8% Equity deferred tax asset, etc.) Assets Liabilities & Equity 1) Other LHFI includes home equity and other consumer loans. 40

CAPITAL AND LIQUIDITY

4th Quarter 2019

Liquidity and funding

HFI loan-to-deposit ratio[1]


77%
77%
81%
82%
85%
4Q18
1Q19
2Q19
3Q19
4Q19

Liquidity ratio[2]


Cash & investment securities
FHLB borrowing capacity
25%
13%
12%
24%
11%
13%
9/30/2019
12/31/2019

Commentary

- Flagstar has invested significantly in building its Community Bank, which provides attractive core deposit funding for its balance sheet
- These retail deposits are supplemented by custodial deposits from the servicing business
- Much of the remainder of Flagstar's balance sheet is self-funding given it is eligible collateral for FHLB advances (which provides significant liquidity capacity)

1) HFI loan-to-deposit ratio is total average loans HFI (excluding warehouse loans) expressed as a percentage of total average deposits (excluding custodial deposits).
2) Cash, investment securities and FHLB borrowing capacity expressed as a percentage of total assets.

41

Flagstar Bancorp

CAPITAL AND LIQUIDITY Interest rate risk 4th Quarter 2019 • Flagstar remains asset sensitive to parallel rate shocks Earnings at risk Economic value of equity bps % Change % Change Scenario Q4 2019 Q3 2019 Q2 2019 Q1 2019Scenario Q4 2018 Q4 2019 Q3 2019 Q2 2019 Q1 2019 Q4 2018 +300 Shock  15.2% 15.4% 13.9% 8.1%+300 Shock 9.1%  5.0% 1.1% 2.3%  (4.7%)  (12.1%) +200 Shock  10.2% 10.3% 9.3% 5.5%+200 Shock 6.1%  5.2% 2.7% 3.5%  (1.1%)  (6.5%) +100 Shock  5.2% 5.2% 4.7% 2.8%+100 Shock 3.1%  3.5% 2.6% 2.9% 0.7%  (2.5%) Base ‐                             ‐             ‐             ‐            Base ‐  ‐                             ‐             ‐             ‐             ‐ ‐100 Shock  (6.1%)  (5.9%)  (4.9%)  (3.1%) ‐100 Shock (3.2%)  (5.5%)  (4.7%)  (4.3%)  (3.4%) 0.5% 42

NON-GAAP RECONCILIATION
4th Quarter 2019

Non-GAAP reconciliation

$mm

Adjusted Net Interest Income, Other Noninterest Income, Noninterest Income, Total Revenues, Other Noninterest Expense, Noninterest Expense, Income before Income Taxes, Provision for Income Taxes, and Net Income

	3 months ended December 31, 2019	3 months ended September 30, 2019	3 months ended December 31, 2018	Year ended December 31, 2019	Year ended December 31, 2018
Net Interest Income	$ 152	$ 146	$ 152	$ 562	$ 497
Adjustment to remove hedging gains	-		(29)	-	(29)
Adjusted Net Interest Income	$ 152	$ 146	$ 123	$ 562	$ 468
Noninterest Income	$ 162	$ 171	$ 98	$ 610	$ 439
Adjustment to remove DOJ benefit	-	-	-	(25)	-
Noninterest Income	$ 162	$ 171	$ 98	$ 585	$ 439
Total Revenues	$ 314	$ 317	$ 250	$ 1,172	$ 936
Adjustment to remove hedging gains	-	-	(29)	-	(29)
Adjustment to remove DOJ benefit	-	-	-	(25)	-
Adjusted Total Revenues	$ 314	$ 317	$ 279	$ 1,197	$ 965
Noninterest Expense	$ 245	$ 238	$ 189	$ 888	$ 712
Adjustment to remove Wells Fargo acquisition costs	-	-	14	1	16
Adjusted Noninterest Expense	$ 245	$ 238	$ 175	$ 887	$ 696
Provision for Loan Losses	$ -	$ 1	$ (5)	$ 18	$ (8)
Income before Income Taxes	$ 69	$ 78	$ 66	$ 266	$ 232
Adjustment to remove hedging gains	-	-	(29)	-	(29)
Adjustment to remove DOJ benefit	-	-	-	(25)	-
Adjustment to remove Wells Fargo acquisition costs	-	-	14	1	16
Adjusted Income before Income Taxes	$ 69	$ 78	$ 51	$ 242	$ 219
Provision for Income Taxes	$ 11	$ 15	$ 12	$ 48	$ 45
Adjustment to remove hedging gains	-	-	(5)	-	(5)
Adjustment to remove DOJ benefit	-	-	-	(5)	-
Adjustment to remove Wells Fargo acquisition costs	-	-	2	-	3
Adjusted Provision for Income Taxes	$ 11	$ 15	$ 9	$ 43	$ 43
Net Income	$ 58	$ 63	$ 54	$ 218	$ 187
Adjustment to remove hedging gains (net of tax)	-	-	(24)	-	(24)
Adjustment to remove DOJ benefit (net of tax)	-	-	-	(20)	-
Adjustment to remove Wells Fargo acquisition costs (net of tax)	-	-	12	1	13
Adjusted Net Income	$ 58	$ 63	$ 42	$ 199	$ 176

Adjusted Diluted EPS

	3 months ended December 31, 2019	3 months ended September 30, 2019	3 months ended December 31, 2018	Year ended December 31, 2019	Year ended December 31, 2018
Diluted Earnings per Share	$ 1.00	$ 1.11	$ 0.93	$ 3.80	$ 3.21
Adjustment to remove hedging gains (net of tax)	-	-	(0.41)	-	(0.41)
Adjustment to remove DOJ benefit (net of tax)	-	-	-	(0.36)	-
Adjustment to remove Wells Fargo acquisition costs (net of tax)	-	-	0.20	0.02	0.22
Adjusted Diluted Earnings per Share	$ 1.00	$ 1.11	$ 0.72	$ 3.46	$ 3.02

43

Flagstar Bancorp

NON-GAAP RECONCILIATION

4th Quarter 2019

Non-GAAP reconciliation (continued)

$mm

Adjusted ROA, ROE and ROTCE

	3 months ended December 31, 2019	3 months ended September 30, 2019	3 months ended December 31, 2018	Year ended December 31, 2019	Year ended December 31, 2018
Return on Average Assets	1.0%	1.2%	1.2%	1.1%	1.0%
Adjustment to remove hedging gains	0.0%	0.0%	-0.5%	0.0%	-0.1%
Adjustment to remove acquisition costs (net of tax)	0.0%	0.0%	0.3%	0.0%	0.1%
Adjustment to remove DOJ benefit (net of tax)	0.0%	0.0%	0.0%	-0.1%	0.0%
Adjusted Return on Average Assets	1.0%	1.2%	0.9%	1.0%	1.0%
Return on average common equity				12.8%	12.6%
Adjustment to remove acquisition costs (net of tax)				0.1%	0.9%
Adjustment to remove DOJ benefit (net of tax)				-1.2%	0.0%
Adjustment to remove heding gains/OCI Swap Reclass				0.0%	-1.6%
Adjusted return on average common equity				11.7%	11.8%
Return on average tangible common equity	14.8%	17.1%	15.9%	15.2%	13.5%
Adjustment to remove acquisition costs (net of tax)	0.0%	0.0%	3.3%	0.1%	0.9%
Adjustment to remove DOJ benefit (net of tax)	0.0%	0.0%	0.0%	-1.3%	0.0%
Adjustment to remove heding gains/OCI Swap Reclass	0.0%	0.0%	-6.8%	0.0%	-1.7%
Adjusted return on tangible Commmon Equity	14.8%	17.1%	12.4%	13.9%	12.7%

Adjusted Efficiency Ratio

	3 months ended December 31, 2019	3 months ended September 30, 2019	3 months ended December 31, 2018	Year ended December 31, 2019	Year ended December 31, 2018
Efficiency Ratio	78%	75%	76%	76%	76%
Adjustement to remove DOJ benefit	0%	0%	0%	2%	0%
Adjustment to remove Wells Fargo acquisition costs	0%	0%	-6%	0%	-1%
Adjustment to remove hedging gains/OCI Swap Reclass	0%	0%	9%	0%	2%
Adjusted Efficiency Ratio	78%	75%	79%	77%	77%

44

Flagstar Bancorp

NON-GAAP RECONCILIATION Non-GAAP reconciliation (continued) 4th Quarter 2019 Tangible Book Value per Share and Tangible Common Equity to Assets Ratio $mm As of December 31, 2019 As of September 30, 2019 Total stockholders' equity$ 1,788 $ 1,734 Goodwill and intangible assets 170 174 Tangible book value $ 1,618 $ 1,560 Number of common shares outstanding 56,631,236 56,510,341 Tangible book value per share$ 28.57 $ 27.62 Regulatory TotalCapital Assets under Capital Simplification $ 23,266 $ 22,048 Tangible common equity to assets ratioAs of December 6.95% 31, 2019 7.08% Total Risk-Based Capital Ratio Tier 1 Leverage Ratio Regulatory capital - Basel III to capital simplification Basel III $ 1,830 $ 1,720 Base l III asseNetts change in deductions to DTAs, MSRs and other capital components $ 10615 , 886 $ 106 22 ,724 Basel III withNet capital change simplification in assets $ 1,936 607 $ 1,826 106 Basel III with capital simplification $ 16,493 $ 22,830 C ap ital ra tiosRisk-weighted assets – Basel III to capital simplification Basel III 11.5% 7.6% Basel III with capital simplification 11.7% 8.0% 45